SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K/A

                            Current Report
                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): April 16, 1999


                            Spyglass, Inc.
        (Exact name of registrant as specified in its charter)


                               Delaware
            (State or other jurisdiction of incorporation)


         0-26074                           37-1258139
   (Commission File Number)      (IRS Employer Identification No.)


                      Naperville Corporate Center
                    1240 East Diehl Road, 4th Floor
                   Naperville, IL             60563
        (Address of principal executive offices)     (Zip Code)


    Registrant's Telephone Number, including area code: (630) 505-
                                 1010

                                    N/A
     (Former name or former address, if changed since last report)

                             SPYGLASS, INC.
                              FORM 8-K/A

   Spyglass, Inc. ("Spyglass") filed a current report on Form 8-K dated April 16, 1999 (the "Current Report") pertaining to the acquistion of all of the issued capital stock of Navitel Communications, Inc. ("Navitel"). At the time of the filing of the Current Report, it was impractical for Spyglass to provide financial statements and pro forma financial information for Navitel. Pursuant to the instructions for Item 7 of the Form 8-K, Spyglass hereby amends Item 7 of the Current Report to include the previously omitted information, as follows:

   Item 7.   Financial Statements,  Pro Forma  Financial Information  and
   Exhibits.

   (a)    Financial Statements of Business Acquired

        The following documents appear as Exhibit 99.01 to this current report on Form 8-K/A and are incorporated herein by reference:

        Navitel Communications, Inc. audited financial statements as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and the period from inception (May 21, 1996) through September 30, 1996 and unaudited financial statements as of March 31, 1999 and for the six months ended March 31, 1999 and 1998.


   (b)  Pro Forma Financial Information

        The following documents appear as Exhibit 99.02 to this Current Report on Form 8-K/A and are incorporated herein by reference:

        (i) Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1998

        (ii) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 1998

        (iii)Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 1997

        (iv) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 1996

        (v) Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999

        (vi) Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended March 31, 1999

        (vii)Notes to the Unaudited Pro Forma Condensed Combined Financial Information

   (c)    Exhibits

          23.01  Consent of Ernst & Young LLP, Independent Auditors

          99.01  Financial Statements of Navitel Communications Inc.

          99.02  Unaudited  Pro  Forma  Condensed  Combined   Financial
                 Information

   Signatures


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Spyglass, Inc.
                                           Registrant


   Date:   June 29, 1999                   /s/  Gary Vilchick
                                           Gary Vilchick
                                           Executive   Vice President,
                                           Finance, Administration and
                                           Operations and Chief
                                           Financial Officer

   Exhibit Index


   23.01         Consent of Ernst & Young LLP, Independent Auditors

   99.01         Financial Statements of Navitel Communications, Inc.

   99.02         Unaudited Pro  Forma Condensed  Combined  Financial
                 Information

                                                            Exhibit 23.01
                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements of Spyglass, Inc. on Form S-8 (Nos. 33-95162, 333-2312, 333-04357, 333-40831 and 333-47121) of our report dated June 21,
   1999, with respect to the financial statements of Navitel Communications, Inc. for the years ended September 30, 1998 and 1997, and the period from inception (May 21, 1996) through September 30, 1996 included in this Form 8-K/A.

                                                /s/ ERNST & YOUNG LLP
   Chicago, Illinois
   June 25, 1999

                                                            Exhibit 99.01


                        Navitel Communications, Inc.
                       Index to Financial Statements


   Report of Ernst & Young
   LLP...........................................       2


   Balance Sheets as of September 30, 1998 and
   1997...........................................      3

   Statements of Operations for the Years Ended
   September 30,1998, 1997 and 1996...............      4

   Statements of Changes in Stockholders' Equity
   (Deficit) for the Years Ended September 30,
   1998, 1997 and 1996............................      5

   Statements of Cash Flows for the Years Ended
   September 30, 1998,1997 and 1996...............      6

   Notes to Financial Statements..................      7

   Balance Sheets as of March 31, 1999(Unaudited)
   and September 30, 1998.........................     14

   Statements of Operations for the Six Months
   Ended March 31, 1998 and 1997 (Unaudited)......     15

   Statements of Cash Flows for the Six Months
   Ended March 31, 1998 and 1997(Unaudited).......     16

   Notes to Financial Statements- March 31, 1999
   (Unaudited)..............................           17

                       REPORT OF INDEPENDENT AUDITORS

   To the Board of Directors and Stockholders of Navitel  Communications,
   Inc.

   We have audited the balance sheets of Navitel Communications, Inc. as of September 30, 1998 and 1997, and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the years ended September 30, 1998 and 1997 and from the period May 21 through September 30, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express and opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Navitel Communications, Inc. at September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years ended September 30, 1998 and 1997 and from the period May 21 through September 30, 1996 in conformity with generally accepted accounting principles.


   /s/ Ernst & Young LLP

   Chicago, Illinois
   June 21, 1999

                       Navitel Communications, Inc.
                              Balance Sheets

   (In thousands, except share and                September 30,
    per share amounts)                           1998        1997
   ---------------------------------------------------------------
                         ASSETS
    Current assets:
    Cash and cash equivalents                 $     51     $ 1,256
    Prepaid expenses and other current assets       26           6
                                              --------     -------
    Total current assets                            79       1,262
    Properties and equipment, net                  303         196
    Other assets                                    23          10
                                              --------     -------
    Total Assets                              $    405     $ 1,468
                                              ========     =======

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
    Accounts payable                          $    184     $   226
    Accrued compensation and related benefits      159         610
    Deferred revenue                                75           -
    Research and development funding advance       144           -
    Accrued expenses and other liabilities         112          37
                                              --------     -------
    Total current liabilities                      674         873

    Total liabilities                              674         873

    Stockholders' equity (deficit):
    Preferred stock:
    Series A preferred stock, $.001 par value;
      1,831,494 shares authorized, issued and
      outstanding                                    2           2
    Series B preferred stock, $.001 par value;
      2,489,619 shares authorized, issued and
      outstanding                                    2           2
    Series C preferred stock, $.001 par value;
      4,819,278 and 3,614,458 shares authorized,
      issued and outstanding, respectively           5           4
    Common stock, $.001 par value; 50,000,000
      shares authorized, 10,606,246 and
      10,150,000 shares issued and outstanding,
      respectively                                   11         10
    Additional paid-in capital                    6,651      5,501
    Accumulated deficit                          (6,940)    (4,924)
                                              ---------   --------
    Total stockholders' (deficit) equity          (269)        595
                                              --------    --------
    Total Liabilities and Stockholders'
      Equity (Deficit)                        $    405    $  1,468
                                              ========    ========

            See accompanying Notes to Financial Statements

                     Navitel Communications, Inc.
                       Statements of Operations

                                                              Period from
                                                          Inception (May 21,
                                 Year ended September 30,    1996) through
    (In thousands)                    1998       1997     September 30, 1996
    ------------------------------------------------------------------------

     Service revenues               $  675     $    -          $    -
     Cost of service revenues          339          -               -
                                    ------     ------          ------
     Gross profit                      336          -               -

     Operating expenses:
       Research and development, net
        of funding received of
        $1,606, $250 and $0,
        respectively                 1,497      3,124             413
       General and administrative      884      1,196             101
                                    ------     ------          ------
     Total operating expenses        2,381      4,320             514
                                    ------     ------          ------
     Loss from operations           (2,045)    (4,320)           (514)

     Other income (expense), net        29        (96)              6
                                    ------    -------          ------
     Net loss                      $(2,016)   $(4,416)         $ (508)

                  See accompanying Notes to Financial Statements

                              Navitel Communications, Inc.
               Statement of Changes in Stockholders' Equity (Deficit)

                          Series A   Series B   Series C          Additional
                         Preferred  Preferred  Preferred   Common   Paid-in   Accumulated
    (In thousands)         Stock      Stock       Stock     Stock   Capital     Deficit
    -------------------------------------------------------------------------------------

    Issuance of common
      stock              $     -    $     -     $    -    $   10   $    -      $    -
    Net loss                                                                     (508)
                         -------    -------     ------    ------   ------      -------
    Balance at September
      30,1996                  -          -          -        10        -        (508)
    Conversion of
      convertible notes to
      Series A preferred
      stock                    2                                      914
    Conversion of
      convertible notes to
      Series B preferred
      stock                               2                         1,591
    Issuance of Series C
      preferred stock                                4              2,996
    Net loss                                                                   (4,416)
                         -------    -------     ------     ------  ------      -------
    Balance at September
      30, 1997                 2          2          4         10   5,501      (4,924)
    Issuance of Series C
      preferred stock                                1                999
    Exercise of common
      stock options                                             1      11
    Issuance of warrants
      to purchase common
      stock                                                            42
    Stock-based
      compensation                                                     98
    Net loss                                                                   (2,016)
                         -------   -------     ------     -------  ------      -------
    Balance at September
      30, 1998           $     2   $     2     $    5     $    11  $6,651     $(6,940)
                         =======   =======     ======     =======  ======     ========

                      See accompanying Notes to Financial Statements

                              Navitel Communications, Inc.
                                Statements of Cash Flows

                                                               Period from
                                                            Inception (May 21,
                                  Year ended September 30,    1996) through
    (In thousands)                      1998     1997      September 30, 1996
    --------------------------------------------------------------------------

    Cash flows from operating
      activities:
    Net loss                          $ (2,016)  $ (4,416)       $ (508)
    Adjustments to reconcile net
      loss to net cash
      used in operating activities:
     Depreciation                          104         10             -
     Stock-based compensation               98          -             -
     Issuance of warrants to purchase
       common stock in exchange for
       non-cash consideration               42          -             -
    Changes in operating assets and
      liabilities:
     Prepaid expenses, other current
      assets and other assets              (35)        (8)           (8)
     Accounts payable                      (42)       115           111
     Accrued compensation and related
      benefits                            (451)       585            25
     Deferred revenue                       75          -             -
     Research and development funding
      advance                              144          -             -
     Accrued expenses and other
      liabilities                           75         37             -
                                      --------   --------        ------
    Net cash used in operating
     activities                         (2,006)    (3,677)         (380)
                                     ---------   --------        ------

    Cash flows from investing
     activities:
     Purchases of fixed assets            (211)      (194)          (12)
                                     ---------   --------        ------
    Net cash used by investing
     activities                           (211)      (194)          (12)
                                      --------   --------        ------

    Cash flows from financing
     activities:
    Proceeds from issuance of
     convertible notes payable               -      2,009           500
    Proceeds from issuance of
     preferred stock                     1,000      3,000             -
    Proceeds from issuance of common
     stock                                  12          -            10
                                      --------   --------        ------
    Net cash provided by financing
     activites                           1,012      5,009           510
                                      --------   --------        ------
    Net (decrease) increase in cash
     and cash equivalents               (1,205)     1,138           118                                118
    Cash and cash equivalents at
     beginning of period                 1,256        118             -
                                      ---------  --------        ------
    Cash and cash equivalents at end
     of period                        $     51   $  1,256        $  118
                                      ========   ========        ======

               See accompanying Notes to Financial Statements

                          Notes to Financial Statements

   Note 1.  Organization and Significant Accounting Policies

   Operations
   Navitel Communications, Inc. ("Navitel" or the "Company"), a California Corporation, was incorporated on May 21, 1996. Located in Menlo Park, California, the Company is engaged in the business of Internet telephony and software development focused on Internet technology for non-PC devices. The Company is currently developing an Internet screen phone software application platform for Microsoft Corporation ("Microsoft").

   Acquisition of the Company
   On March 31, 1999, the Company signed a definitive agreement to be acquired by Spyglass, Inc. ("Spyglass"). On April 16, 1999, Spyglass acquired all of the issued and outstanding capital stock of the Company. This transaction was effected through the exchange of 1,148,520 shares of common stock of Spyglass for all of the issued and outstanding capital stock of the Company. In addition, the Company's option holders received equivalent options for shares of Spyglass common stock in exchange for their outstanding options for common stock of the Company.

   Use of Estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Cash
   Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less. The Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the balance sheet in excess of the amounts that are insured by the FDIC. As of September 30, 1998 and 1997 cash equivalents consisted principally of money market funds.

   Properties and Equipment
   Properties and equipment are stated at cost less accumulated depreciation. Depreciation is determined for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, which range from two to three years.

   Revenue Recognition
   The Company recognizes revenues from software development in accordance with the provisions of Statement of Position ("SOP") 91-1, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants ("AICPA"). Service revenues are comprised of revenues from a professional services agreement with Microsoft. Revenues from fixed bid professional services performed for Microsoft relate to certain third party development work and are recognized on the percentage of completion method. Related costs are reported as a cost of service revenues.

   In October 1997, the AICPA issued SOP No. 97-2, Software Revenue Recognition, which superseded SOP No. 91-1. The Company has adopted SOP No. 97-2 which is effective for the Company's fiscal year beginning October 1, 1998 and provides guidance on applying generally accepted accounting principles for software revenue recognition transactions. Based on the Company's interpretation of the requirements of SOP No. 97-2, application of this statement is not expected to have a material impact on the Company's revenues.

   Research and Development
   Research and development costs are expensed as incurred. During fiscal 1998 and 1997, the Company received payments from Microsoft of
   $1,606,000 and $250,000, respectively, for funding of software development for the Internet screen phone. Research and development expense in these years has been recorded net of these payments.

   Accounting for Stock-Based Compensation
   The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock options. Under APB 25, if the Company's stock option plans are considered fixed plans, no compensation expense is recognized if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant. If the option grants are not fixed at an amount at least equal to fair market value, the Company recognizes compensation expense based on the intrinsic value on the measurement date.

   The Company has included the disclosure provision of Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation, which requires pro-forma information regarding net income determined as if the Company had accounted for its employee stock options under the fair value method of that Statement.

   Note 2.  Properties and Equipment

   Properties and equipment and  related accumulated depreciation are  as follows:
                                                 September  30,
   (In thousands)                                1998      1997
  ----------------------------------------------------------------

           Computer equipment and software      $263       $103
           Furniture, fixtures and office
           equipment                             131         84
           Leasehold improvements and other       23         19
                                                ----       ----
                                                 417        206
           Less: Accumulated depreciation       (114)       (10)
                                                ----       ----
           Properties and equipment, net        $303       $196
                                                ====       ====

   Note 3.   Microsoft Agreements

   In July 1997, the Company entered into a Joint Development and License Agreement ("July 1997 Agreement") with Microsoft in which the Company agreed to jointly develop software applications for an Internet enabled screen phone running on the Windows CE operating system. Both companies contributed intellectual property, development, management and marketing resources to the venture and maintained joint ownership interests in the screen phone software applications as developed.

   The July 1997 Agreement called for sharing of all licensing revenues received by either company related to the screen phone software applications. It also required Microsoft to make minimum payments to the Company of $1,000,000 per year for funding of the development efforts, notwithstanding any licensing revenues received. Neither company received any licensing revenue during fiscal 1998 or 1997. The Company received $1,606,000 and $250,000 during Fiscal 1998 and 1997, respectively, which was recorded as funding for research and development expenses as received and netted against research and development expenditures. As of September 30, 1998, the Company's research and development funding advance liability of $144,000 represented cash received from Microsoft for future research and development efforts.

   In February 1998, the Company entered into an agreement to perform certain development services on behalf of Microsoft related to Windows CE and the screen phone software applications for a third-party OEM. The Company agreed to perform these services for a fixed price of $750,000 which was recognized using the percentage of completion method. Development services related to this agreement were approximately ninety percent complete as of September, 1998. As such, the Company recognized $675,000 of revenue from this agreement during Fiscal 1998.

   Note 4.  Income Taxes

   Significant components of  the Company's deferred  tax assets were  as follows:
                                                 September 30,
   (In thousands)                                1998     1997
   -------------------------------------------------------------

             Deferred tax assets:
             Net operating loss carryforwards   $2,564   $1,708
             Research and development tax
              credit carryforwards                 502      246
             Other                                 117      198
                                                ------   ------
                Total deferred tax assets        3,183    2,152
             Deferred  tax asset  valuation
              allowance                         (3,183)  (2,152)
                                                ------   ------
             Net deferred tax assets            $    -   $    -
                                                ======   ======

   As  of  September  30,  1998,  the  Company  had  net  operating  loss carryforwards for income tax purposes of approximately $6,618,000 which expire in 2010 to 2012. As of September 30, 1998, the Company had research and development credit carryforwards of approximately $502,000, which are available to offset future income tax liabilities and expire in 2010 to 2012.

   The valuation allowance increased by $1,031,000 and $1,924,000 for the fiscal years ended September 30, 1998 and 1997, respectively, and relates primarily to increases in net operating loss carryforwards. The Company has established the valuation allowance to defer recognition of potential tax benefits until such time that operating results can provide assurance that these tax benefits will be recognized.

   Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss and tax credit carryforwards available annually to offset any future taxable income. The amount of this annual limitation is determined based upon the Company's value prior to the ownership changes taking place. Subsequent ownership changes, including the acquisition of the Company by Spyglass, could further affect the limitation in future years.

   Note 5.  Convertible Preferred Stock

   Series A, B and C Preferred Stock Issuance
   On July 1, 1997, the Company issued 1,831,494 shares of Series A convertible preferred stock, $.001 par value per share, for $915,747. Also on July 1, 1997, the Company issued 2,489,619 shares of Series B convertible preferred stock, $.001 par value per share, for $1,593,356. On July 9, 1997, the Company issued 3,614,458 shares of its newly authorized Series C convertible preferred stock, $.001 par value per share for $3,000,000. On May 27, 1998, the Company issued 1,204,820 shares of Series C convertible preferred stock for $1,000,000.

   Conversion Rights
   The Series A, B and C preferred stock is convertible, at the option of the holder, into common stock of the Company based upon a formula which would result in a 1-for-1 exchange at September 30, 1998. All outstanding shares of Series A, B and C preferred stock shall automatically convert to common stock at the request of at least a majority of the holders of each such series. Accordingly, prior to the acquisition of the Company by Spyglass (See Note 12), the Company's Series A, B and C preferred stock was converted to the Company's common stock at a 1-to-1 ratio.

   Dividend Rights
   The holders of Series A, B and C preferred stock are entitled to receive dividends, as determined by and if declared by the Board of Directors, in preference to the holders of common stock. Series A, B and C preferred stock dividends are non-cumulative and as of September 30, 1998, no dividends have been declared or paid by the Company.

   Voting Rights
   Holders of the Series A, B and C preferred stock are entitled to one vote for each share of common stock into which the respective share of Series A, B and C preferred stock is then convertible.

   Liquidation Rights
   In the event of any liquidation, dissolution, merger, sale or winding up of the Company, the holders of Series C preferred stock, in preference to the holders of Series A and B preferred stock and common stock, and the holders of Series A and B preferred stock, on a parity to each other and in preference to the holders of common stock, are entitled to receive an amount equal to $0.83, $0.50 and $0.64 per share, plus any dividends declared but unpaid on such shares, respectively.

   Note 6.  Common Stock

   Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends, when and if declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders. The majority of the Company's common stock is subject to a stock restriction agreement which gives the Company the right of first refusal to acquire all shares to which a stockholder has received an arms-length purchase offer at the lesser of the offer price or fair market value. At September 30, 1998, the Company had 13,917,652 shares of its common stock reserved for issuance upon conversion of preferred stock and exercise of common stock warrants and options.

   Note 7.  Common Stock Purchase Warrants

   In connection with the settlement of disputes arising over services performed by certain vendors, the Company issued to those vendors 33,500 and 200,000 warrants to purchase common stock at an exercise price of $0.08 on March 30, 1998 and June 11, 1998, respectively. The Company recorded an expense related to the issuance of these warrants of $41,638 for the year ended September 30, 1998. Prior to the acquisition of the Company by Spyglass (See Note 12), the holders of these common stock purchase warrants exercised their rights to purchase a combined 233,500 shares of the Company's common stock.

   Note 8.  1997 Stock Option Plan

   The Board of Directors of Navitel adopted the 1997 Stock Option Plan (the "Plan") which provides for the grant of incentive stock options ("ISO's") as well as non-statutory stock options. The Compensation Committee administers the Plan and has sole discretion to grant options to purchase shares of the Company's common stock. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options, and the rate at which each option is exercisable. The exercise price for options granted will be determined by the Board of Directors.

   The maximum number of shares of common stock which may be issued pursuant to the 1997 Stock Option Plan is 5,000,000 shares. Options generally become exercisable over three years, commencing on the one-year anniversary of the date of grant, and accumulate if not exercised. As of September 30, 1998, options to purchase approximately 1,798,408 shares are available for issue.

   The above plan enables the Company to grant options to purchase common stock of the Company to any full or part-time employees, officers, directors, consultants or independent contractors of the Company. Stock options entitle the optionee to purchase common stock from the Company for a specified exercise price during a period specified in the applicable option agreement.

   Furthermore, the above plan stipulates that the exercise price of any incentive stock option shall not be less than 100% of the fair market value of the common stock at the date of the grant or less than 110%
   of the fair market value in the case of optionees holding more than 10% of the total combined voting power of all classes of stock of the Company. The exercise price of any non-qualified stock option shall not be less than 85% of the fair market value of the common stock at the date of the grant.

   The exercise periods of incentive stock options cannot exceed 10 years from the date of grant. For incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock, the exercise period is limited to a maximum of 5 years. Non-qualified stock options, if any, must be exercised within the time period set forth in the option agreement but cannot exceed 10 years. Any portion not exercised within the terms as stipulated in the option agreement shall be forfeited.

   The Company records as compensation expense the excess, if any, of the fair market value of the common stock at the date of option grant over the option exercise price. Any compensation expense is recognized during the period of employee service for which the incentive was awarded. In the year ended September 30, 1998, the Company incurred expense of $97,163 relating to options granted with an exercise price below the estimated fair market value of the common stock.

   Activity for the years ended September 30, 1998 and 1997 and the period ended September 30, 1996 was as follows:

                                         September 30,
                           1998               1997             1996
                     ------------------  ------------------ ----------------
                               Weighted            Weighted         Weighted
                                Average            Average           Average
                               Exercise            Exercise         Exercise
                     Shares      Price   Shares     Price   Shares    Price
----------------------------------------------------------------------------

Outstanding,beginning
  of year            2,481,664 $0.02     2,525,000  $0.01           - $   -

Granted              1,151,250  0.08       845,000  0.02    2,525,000  0.01        .

Exercised             (456,246) 0.03             -     -            -     -

Forfeited             (431,322) 0.06      (888,336) 0.01            -     -
                     --------- -----     --------- -----    --------- -----
Outstanding, end
  of year            2,745,346 $0.04     2,481,664 $0.02    2,525,000 $0.01
                     ========= =====     ========= =====    ========= =====
Weighted average
  remaining
  contractual life          8.44                9.14              9.98

Options exercisable
   at year-end         1,268,960             603,721                 -

Weighted average
   fair value of
   options granted
   during the year         $0.25               $0.02             $0.01

   A summary of information on stock options outstanding as of September 30, 1998 follows:

                     Options Outstanding             Options Exercisable
             --------------------------------------  --------------------
                            Weighted       Weighted              Weighted
   Range of                  Average        Average               Average
   Exercise     Number      Remaining      Exercise  Number      Exercise
   Prices   Outstanding Contractual Life    Price   Exercisable    Price
   ----------------------------------------------------------------------

   $0.01      1,745,000       8.04           $0.01    1,124,909    $0.01
   $0.08      1,000,346       9.15           $0.08      144,051    $0.08
              ---------       ----           -----    ---------    -----
   $0.01
   -$0.08     2,745,346       8.44           $0.04    1,268,960    $0.02
              =========       ====           =====    =========    =====

   Stock-Based Compensation
   Pro-forma  information,  as   required  by   Statement  of   Financial
   Accounting Standards No. 123, is as follows:

                       Years Ended September 30,   Period Ended September 30,
   (In thousands)           1998      1997                    1996
   --------------------------------------------------------------------------

   Net loss as reported  ($2,016)   ($4,416)               ($  508)
                          ======     ======                 ======
   Pro-forma net loss    ($2,209)   ($4,625)               ($1,134)
                          ======     ======                 ======

   In determining the fair value of the options and warrants, the Company used the minimum value method with the following assumptions for grants during 1998, 1997 and 1996: no dividend yield or volatility;
   risk free interest rate of 4.23%, 6.0% and 6.0%; and a weighted average expected option term of 5 years. Because changes in the subjective input assumptions can materially affect the fair value estimate, the estimated valuations may not necessarily provide a reliable measure of the fair value of the Company's options.

   Note 9.  401(k) Savings Plan

   The Company has a salary reduction 401(k) retirement savings plan (the "Plan") covering substantially all of the Company's employees. Participating employees may contribute an amount up to 10% of their eligible compensation, subject to an annual limit. The Company, at the discretion of the Board of Directors, may make contributions to the Plan. The Company has not made any contributions to the Plan through September 30, 1998.

   Note 10. Commitments and Contingencies

   The Company leases office facilities under non-cancelable operating lease agreements expiring at various dates through fiscal 2001. At September 30, 1998, approximate future minimum lease commitments under these leases were as follows:

                                  Minimum Lease
    (In thousands)                Commitments
    ---------------------------------------------------------------------

                       1999         $ 242
                       2000           155
                       2001            73
                                    -----
                       Total        $ 470
                                    =====

   Total  rent  expense   under  non-cancelable   operating  leases   was
   approximately $183,000, $105,000,and $14,000 for the years ended September 30, 1998, 1997 and 1996, respectively.

   Note 11. Significant Customer

   In  fiscal  1998,   sales  to  a   significant  customer,   Microsoft,
   represented 100% of total revenues.

   Note 12.  Subsequent Events

   In November 1998, the Company entered into a Development and License Agreement ("November 1998 Agreement") with Microsoft which superseded the July 1997 Joint Development and License Agreement with Microsoft. The November 1998 Agreement provided for the Company to invoice Microsoft and recognize service revenues based on the hours incurred for development services multiplied by the hourly rate for time and materials in exchange for ownership rights to certain intellectual property related to the application software development for the Internet screen phone. As such, costs of engineering resources related to research and development are now costs of service revenues. Microsoft also paid $600,000 to the Company as an advance against certain future services to be performed during the remainder of the fiscal 1999.

   On March 31, 1999, the Company signed a definitive agreement to be acquired by Spyglass. On April 16, 1999, Spyglass acquired all of the issued and outstanding capital stock of the Company. This transaction was effected through the exchange of 1,148,520 shares of common stock of Spyglass for all of the issued and outstanding capital stock of the Company. In addition, the Company's option holders received equivalent options for shares of Spyglass common stock in exchange for their outstanding options for common stock of the Company.

   Prior to the acquisition of the Company by Spyglass, the Company's Series A, B and C preferred stock was converted to the Company's common stock at a 1-to-1 ratio. In addition, the holders of certain common stock purchase warrants exercised their rights to purchase 233,500 shares of the Company's common stock.

                        Navitel Communications, Inc.
                               Balance Sheets

                                                (Unaudited)
   (In thousands, except share and per            March 31, September 30,
    share amounts)                                 1999         1998
    ---------------------------------------------------------------------

                           ASSETS
    Current assets:
     Cash and cash equivalents                    $   566     $   51
     Accounts receivable                              381          -
     Prepaid expenses and other current assets         41         28
                                                  -------     ------
      Total current assets                            988         79

    Properties and equipment, net                     233        303
    Other assets                                       23         23
                                                  -------     ------
        Total Assets                              $ 1,244     $  405
                                                  =======     ======
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
     Accounts payable                             $   121     $  184
     Accrued compensation and related benefits        124        159
     Deferred revenue                                 600         75
     Research and development funding advance           -        144
     Accrued expenses and other liabilities           108        112
                                                  -------     ------
      Total current liabilities                       953        674

        Total liabilities                             953        674

    Stockholders' equity (deficit):
     Preferred stock:
      Series A preferred Stock, $.001 par value;
       1,831,494 shares authorized, issued and
       outstanding, respectively                         2          2
      Series B preferred Stock, $.001 par value;
       2,489,619 shares authorized, issued and
       outstanding, respectively                         2          2
      Series C preferred Stock, $.001 par value;
      4,819,278 shares authorized, issued and
      outstanding, respectively                          5          5
     Common stock, $.001 par value; 50,000,000
      shares authorized, 11,278,137 and 10,606,246
      shares issued and outstanding, respectively       11         11
    Additional paid-in capital                       6,692      6,651
    Accumulated deficit                             (6,421)    (6,940)
                                                  --------    -------
    Total stockholders' equity (deficit)               291       (269)
                                                  --------    -------
    Total Liabilities and Stockholders'
      Equity (Deficit)                            $  1,244    $   405
                                                  ========    =======

             See accompanying Notes to Financial Statements

                       Navitel Communications, Inc.
                         Statements of Operations

                                                 (Unaudited)
                                           Six months ended March 31,
    (In thousands)                             1999        1998
    ------------------------------------------------------------------

     Service revenues                       $ 2,369      $    75
     Cost of service revenues                 1,325           38
                                            -------      -------
     Gross profit                             1,044           37

     Operating expenses:
      Research and development, net of
       funding received of $0 and $250            -        1,155
      General and administrative                530          402
                                            -------      -------
        Total operating expenses                530        1,557
                                            -------      -------
     Income (loss) from operations              514       (1,520)
     Other income, net                            5           24
                                            -------      -------
     Net income (loss)                      $   519      $(1,496)
                                            =======      =======

              See accompanying Notes to Financial Statements

                    Navitel Communications, Inc.
                      Statements of Cash Flows

                                                (Unaudited)
                                         Six months ended March 31,
    (In thousands)                             1999       1998
    ---------------------------------------------------------------

    Cash flows from operating activities:
    Net income (loss)                        $   519   $ (1,496)
    Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities:
       Depreciation                               71         40
       Stock-based compensation                   24          -
    Changes in operating assets and
     liabilities:
       Accounts receivable                      (381)         -
       Prepaid expenses, other current
        assets and other assets                  (13)       (28)
       Accounts payable                          (63)       103
       Accrued compensation and related
        benefits                                 (35)      (231)
       Deferred revenue                          525        675
       Research and development funding
        advance                                 (144)         -
       Accrued expenses and other liabilities     (4)         6
                                             -------    -------
    Net cash provided by (used in) operating
     activities                                  499       (931)
                                             -------    -------
    Cash flows from investing activities:
     Purchases of fixed assets                    (1)      (104)
                                             -------    -------
    Net cash used by investing activities         (1)      (104)
                                             -------    -------
    Cash flows from financing activities:
     Proceeds from issuance of common stock       17          4
                                             -------    -------
    Net cash provided by financing activities     17          4
                                             -------    -------
    Net increase (decrease) in cash and
     cash equivalents                            515     (1,031)

    Cash and cash equivalents at beginning
     of period                                    51      1,256
                                             -------    -------
    Cash and cash equivalents at end of
     period                                  $   566    $   225
                                             =======    =======

              See accompanying Notes to Financial Statements

                        Notes to Financial Statements
                                (Unaudited)
                               March 31, 1999

   Note 1.  Basis of Presentation

        The accompanying financial statements have been prepared by the Company in accordance with generally accepted accounting principles, although certain information and footnote disclosures normally included in the Company's audited annual financial statements have been condensed or omitted. In the opinion of management, the accompanying unaudited financial statements include all adjustments (consisting only of normal recurring items) necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. It is suggested that these interim financial statements be read in connection with the audited financial statements for the fiscal years ended September 30, 1998, 1997 and 1996.

        The results of operations for the six months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the full fiscal year.

   Note 2.   Acquisition of the Company

        On March 31, 1999, the Company signed a definitive agreement to be acquired by Spyglass, Inc. ("Spyglass"). On April 16, 1999, Spyglass acquired all of the issued and outstanding capital stock of the Company. This transaction was effected through the exchange of 1,148,520 shares of common stock of Spyglass for all of the issued and outstanding capital stock of the Company. In addition, the Company's option holders received equivalent options for shares of Spyglass common stock in exchange for their outstanding options for common stock of the Company.

        Prior to the merger, the Company's Series A, B and C preferred stock was converted to the Company's common stock at a 1-to-1 ratio. In addition, the holders of certain common stock purchase warrants exercised their rights to purchase 233,500 shares of the Company's common stock.

   Note 3.     Transaction with Microsoft Corporation

        In November 1998, the Company entered into a Development and License Agreement ("November 1998 Agreement") with Microsoft which superseded the July 1997 Joint Development and License Agreement with Microsoft. The November 1998 Agreement provided for the Company to invoice Microsoft and recognize service revenues based on the hours incurred for development services multiplied by the hourly rate for time and materials in exchange for ownership rights to certain intellectual property related to the application software development for the Internet screen phone. As such, costs of engineering resources related to research and development are now costs of service revenues. Microsoft also paid $600,000 to the Company as an advance against certain future services to be performed during the remainder of the fiscal 1999.

                                                      Exhibit 99.02


        Unaudited Pro Forma Condensed Combined Financial Statements

   We have provided unaudited condensed combined financial statements of Spyglass, Inc. ("Spyglass") after giving effect to the merger with Navitel Communications, Inc. ("Navitel"), which are referred to as "pro forma" information. In presenting these unaudited pro forma condensed combined financial statements, we treated our companies as if they had always been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

   We have provided an unaudited pro forma condensed combined balance sheet as of September 30, 1998. The impact of merger integration costs to be recognized in the third quarter of fiscal 1999 are not included in this balance sheet.

   We have also provided unaudited pro forma condensed combined statements of operations for the years ended September 30, 1998, 1997 and 1996 assuming the merger had occurred as of May 21, 1996, the inception of Navitel Communications. The unaudited pro forma condensed combined statements of operations for all periods presented exclude the positive effects of potential cost savings that the companies may achieve upon combining the resources of Spyglass and Navitel, transaction costs of approximately $260,000, including legal and accounting fees, and merger integration costs to be recognized in the third quarter of fiscal 1999.

   The condensed annual historical statements of operations of Spyglass are derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission in Spyglass' 1998 Annual Report on Form 10-K.

   The condensed annual historical statements of operations of Navitel Communications are derived from its audited financial statements.

                             Spyglass, Inc.
          Unaudited Pro Forma Condensed Combined Balance Sheet
                        as of September 30, 1998



                                   Historical           Pro Forma
                                -----------------   -------------------
    (In thousands)              Spyglass  Navitel   Adjustment Combined
    ------------------------    --------  -------   ---------- --------

    ASSETS
    Current assets:
    Cash and cash equivalents   $ 22,655   $   51    $   -      $ 22,706
    Accounts receivable, net       4,704        -        -         4,704
    Unbilled accounts receivable     902        -        -           902
    Prepaid expenses and other
     current assets                2,461       28        -         2,489
                                --------   ------    -----      --------
      Total current assets        30,722       79        -        30,801
    Properties and equipment,net   3,585      303        -         3,888
    Other assets                     268       23        -           291
                                --------   ------    -----      --------
    Total Assets                $ 34,575   $  405    $   -      $ 34,980
                                ========   ======    =====      ========

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
     Accounts payable           $  1,493   $  184    $   -      $  1,677
     Royalties payable               541        -        -           541
     Deferred revenues               786       75        -           861
     Accrued compensation and
      related benefits             1,466      159        -         1,625
     Accrued expenses and other
      liabilities                    163      256        -           419
                                --------   ------    -----      --------
      Total current liabilities    4,449      674        -         5,123

    Long-term deferred revenues       50        -        -            50
                                --------   ------    -----      --------
    Total liabilities              4,499      674        -         5,173

    Stockholders' equity
     (deficit)                    30,076     (269)       -        29,807
                                --------   ------    -----      --------
    Total Liabilities and
     Stockholders' Equity
     (Deficit)                  $ 34,575   $  405    $   -      $ 34,980
                                ========   ======    =====      ========

      See accompanying Notes to Unaudited Pro Forma Condensed Combined
                              Financial Statements

                               Spyglass, Inc.
       Unaudited Pro Forma Condensed Combined Statement of Operations
                   for the Year Ended September 30, 1998

                                   Historical                Combined
    (In thousands, except per   -------------------   ---------------------
     share amounts)             Spyglass    Navitel   Adjustment   Combined
     -------------------------- --------    -------   ----------   --------

     Net revenues:
      Internet technology       $ 11,661   $    -    $      -      $ 11,661
      Service                      8,833       675          -         9,508
                                --------   -------    -------      --------
        Total net revenues        20,494       675          -        21,169

     Cost of revenues:
      Internet technology          1,843         -          -         1,843
      Service                      3,377       339          -         3,716
                                --------   -------    -------      --------
         Total cost of revenues    5,220       339          -         5,559
                                --------   -------    -------      --------
     Gross profit                 15,274       336          -        15,610

     Operating expenses and
      other:
       Sales and marketing         9,101         -          -         9,101
       Research and development,
        net                        9,173     1,497          -        10,670
       General and
        administrative             5,742       884          -         6,626
       One-time acquistion costs     496         -          -           496
                                --------   -------    -------      --------
         Total operating
           expenses and other     24,512     2,381          -        26,893
                                --------   -------    -------      --------
     Loss from operations         (9,238)   (2,045)         -       (11,283)
     Other income, net             1,222        29          -         1,251
                                --------   -------    -------      --------
     Loss before income taxes     (8,016)   (2,016)         -       (10,032)
     Income tax benefit                -         -          -             -
                                --------   -------    -------      --------
     Net loss                   $ (8,016)  $(2,016)   $     -      $(10,032)
                                ========   =======    =======      ========

     Net loss per common share  $  (0.60)                          $  (0.69)
     Net loss per common share  $  (0.60)                          $  (0.69)

     Weighted average number of
      common shares outstanding
      - basic                     13,395                             14,543
     Weighted average number of
      common shares outstanding
      - diluted                   13,395                             14,543

           See accompanying Notes to Unaudited Pro Forma Condensed Combined
                               Financial Statements

                            Spyglass, Inc.
    Unaudited Pro Forma Condensed Combined Statement of Operations
                for the Year Ended September 30, 1997

                                    Historical           Combined
    (In thousands, except per  -------------------  --------------------
     share amounts)            Spyglass    Navitel  Adjustments Combined
    -------------------------  --------    -------  ----------- --------

     Net revenues:
      Internet technology       $ 17,194   $     -     $     -   $ 17,194
      Service                      4,101         -           -      4,101
                                --------    ------     -------   --------
       Total net revenues         21,295         -           -     21,295

     Cost of revenues:
      Internet technology          1,535         -           -      1,535
      Service                      1,493         -           -      1,493
                                --------    ------     -------   --------
       Total cost of revenues      3,028         -           -      3,028
                                --------    ------     -------   --------
     Gross profit                 18,267         -           -     18,267

     Operating expenses and
      other:
       Sales and marketing         8,311         -           -      8,311
       Research and development   13,644     3,124           -     16,768
       General and administrative  6,769     1,196           -      7,965
       Restructuring charge          900         -           -        900
                                 -------    ------     -------   --------
         Total operating expenses
          and other               29,624     4,320           -      33,944
                                 -------    ------     -------   ---------
     Loss from operations        (11,357)   (4,320)          -     (15,677)
     Other income, net             1,622       (96)          -       1,526
                                 -------    -------    -------    --------
     Loss before income taxes     (9,735)   (4,416)          -     (14,151)
     Income tax benefit              -           -           -           -
                                 -------    ------     -------    ---------
     Net loss                    $(9,735)  $(4,416)    $     -    $(14,151)

     Net loss per common share
      -basic                     $ (0.81)                         $  (1.07)
     Net loss per common share
      -diluted                   $ (0.81)                         $  (1.07)

     Weighted average number of
      common shares outstanding
      - basic                     12,090                            13,238
     Weighted average number of
      common shares outstanding
      - diluted                   12,090                            13,238

          See accompanying Notes to Unaudited Pro Forma Condensed Combined
                                 Financial Statements

                            Spyglass, Inc.
    Unaudited Pro Forma Condensed Combined Statement of Operations
                for the Year Ended September 30, 1996

                                    Historical           Combined
    (In thousands, except per  -------------------  --------------------
     share amounts)            Spyglass    Navitel  Adjustments Combined
    -------------------------  --------    -------  ----------- --------

     Net revenues:
      Internet technology       $ 19,466   $     -     $     -   $ 19,466
      Service                      2,841         -           -      2,841
                                --------    ------     -------   --------
       Total net revenues         22,307         -           -     22,307

     Cost of revenues:
      Internet technology          1,912         -           -      1,912
      Service                        118         -           -        118
                                --------    ------     -------   --------
       Total cost of revenues      2,030         -           -      2,030
                                --------    ------     -------   --------
     Gross profit                 20,277         -           -     20,277

     Operating expenses:
       Sales and marketing         5,963         -           -      5,963
       Research and development    6,801       413           -      7,214
       General and administrative  3,846       101           -      3,947
                                 -------    ------     -------   --------
         Total operating expenses 16,610       514           -     17,124
                                 -------    ------     -------   --------
     Income (loss) from
      operations                   3,667      (514)          -      3,153
     Other income, net             1,744         6           -      1,750
                                 -------    -------    -------    -------
     Income (loss) before income
      taxes                        5,411      (508)          -      4,903
     Income tax provision          1,951         -           -      1,951
                                 -------    ------     -------    -------
     Net income (loss)           $ 3,460  $   (508)    $     -    $ 2,952
                                 =======  ========     =======    =======
     Net income per common share
      -basic                     $  0.30                          $  0.23
     Net income per common share
      -diluted                   $  0.27                          $  0.21

     Weighted average number of
      common shares outstanding
      - basic                     11,620                           12,768
     Weighted average number of
      common shares outstanding
      - diluted                   12,875                           14,023

          See accompanying Notes to Unaudited Pro Forma Condensed Combined
                                 Financial Statements

                                 Spyglass, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                              as of March 31, 1999


                                        Historical           Pro Forma
                                    ------------------  --------------------
      (In thousands)                Spyglass   Navitel  Adjustment  Combined
      ----------------------------  --------   -------  ----------  --------

      ASSETS
      Current assets:
      Cash and cash equivalents     $28,223    $   566   $     -    $28,789
      Accounts receivable, net        6,715        381         -      7,096
      Unbilled accounts receivable    1,195          -         -      1,195
      Prepaid expenses and other
       current assets                 2,961         41         -      3,002
                                    -------    -------   -------    -------
      Total current assets           39,094        988         -     40,082
      Properties and equipment, net   3,040        233         -      3,273
      Other assets                      122         23         -        145
                                    -------    -------   -------    -------
      Total Assets                  $42,256    $ 1,244   $     -    $43,500
                                    =======    =======   =======    =======

      LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities:
       Accounts payable             $ 1,216    $   121   $     -    $ 1,337
       Royalties payable                577          -         -        577
       Deferred revenues               1,038       600         -      1,638
       Accrued compensation and
        related benefits               1,306       124         -      1,430
       Accrued expenses and other
        liabilities                      196       108         -        304
                                    --------   -------   -------    -------
      Total current liabilities       4,333        953         -      5,286
      Long-term deferred revenues       316          -         -        316
                                    --------   -------   -------    -------
      Total liabilities               4,649        953         -      5,602
                                    -------    -------   -------    -------
      Stockholders' equity           37,607        291         -     37,898
                                    -------    -------   -------    -------
      Total Liabilities and Stockh  $42,256    $ 1,244   $     -    $43,500
                                    =======    =======   =======    =======

         See accompanying Notes to Unaudited Pro Forma Condensed Combined
                             Financial Statements

                            Spyglass, Inc.
    Unaudited Pro Forma Condensed Combined Statement of Operations
                for the Six Months Ended March 31, 1999

                                    Historical           Combined
    (In thousands, except per  -------------------  --------------------
     share amounts)            Spyglass    Navitel  Adjustments Combined
    -------------------------  --------    -------  ----------- --------

     Net revenues:
      Internet technology       $  6,177    $    -     $     -   $ 6,117
      Service                      4,705     2,369           -     7,074
                                --------    ------     -------   --------
       Total net revenues         10,822     2,369           -    13,191

     Cost of revenues:
      Internet technology            771         -           -       771
      Service                      2,551     1,325           -     3,876
                                --------    ------     -------   --------
       Total cost of revenues      3,322     1,325           -     4,647
                                --------    ------     -------   --------
     Gross profit                  7,500     1,044           -     8,544

     Operating expenses:
       Sales and marketing         4,305         -           -     4,305
       Research and development    3,645         -           -     3,645
       General and administrative  2,332       530           -     2,682
                                 -------    ------     -------   --------
         Total operating expenses 10,282       530           -    10,812
                                 -------    ------     -------   --------
     Income (loss) from
      operations                  (2,782)      514          -     (2,268)
     Other income, net               680         5           -       685
                                 -------    -------    -------    -------
     Income (loss) before income
      taxes                       (2,102)      519          -     (1,583)
     Income tax benefit                -         -           -         -
                                 -------    ------     -------    -------
     Net income (loss)          $ (2,102)  $   519    $     -    $(1,583)
                                ========   =======     =======    =======
     Net loss per common share
      -basic                     $ (0.14)                        $ (0.10)
     Net loss per common share
      -diluted                   $ (0.14)                        $ (0.10)

     Weighted average number of
      common shares outstanding
      - basic                     14,722                          15,870
     Weighted average number of
      common shares outstanding
      - diluted                   14,722                          15,870

          See accompanying Notes to Unaudited Pro Forma Condensed Combined
                                 Financial Statements

                               Spyglass, Inc.

    Notes to Unaudited Pro Forma Condensed Combined Financial Statements

   1. Basis of Presentation

   The unaudited pro forma condensed combined financial statements assume a business combination between Spyglass and Navitel accounted for using the pooling of interests method and are based upon the respective historical financial statements and the accompanying notes of Spyglass and Navitel.

   Each share of Navitel series A, B and C preferred stock was converted into one share of Navitel common stock just prior to consummation of the merger. According to the merger agreement, each outstanding share of Navitel common stock was then converted into the right to receive .055153 shares of Spyglass common stock.

   Although the transaction has been completed, the costs of the merger can only be estimated at this time. The unaudited pro forma condensed combined statements of operations for all periods presented exclude the positive effects of potential cost savings that the companies may achieve upon combining the resources of Spyglass and Navitel and estimated transaction costs of approximately $260,000, including legal and accounting fees to be recognized in the third quarter of fiscal 1999.

   The unaudited pro forma condensed combined balance sheets as of March 31, 1999 and September 30, 1998 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date. The impact of estimated transaction costs to be recognized in the quarter ended June 30, 1999 are not included in this balance sheet.

   2. Pro Forma Adjustments

   Stockholders' Equity
   Common stock accounts are adjusted for the assumed issuance of 1,148,520 shares of Spyglass common stock in exchange for 20,824,250 shares of Navitel common stock (which includes shares of Navitel common stock issued upon conversion prior to the merger of Navitel Series A, B and C preferred stock at the ratio of 1-to-1).

   Additional paid-in capital is adjusted for the effects of issuance of shares of Spyglass common stock having a $0.01 par value per share in exchange for Navitel preferred stock and Navitel common stock, each having a $0.001 par value per share.

   Statement of Operations
   Unaudited pro forma weighted average common shares outstanding for all periods presented are based upon Spyglass' historical weighted average shares as adjusted for 1,148,520 shares issued for the acquisition of Navitel.